As filed with the Securities and Exchange Commission on September 18, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or 12(g) of the

Securities Exchange Act of 1934

FS Investment Corporation

(Exact name of registrant as specified in its charter)

Maryland	26-1219283
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Cira Centre 2929 Arch Street, Suite 675 Philadelphia, Pennsylvania	19104-2867
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-149374

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of common stock, par value $0.001 per share, of FS Investment Corporation (the “Company”). The description of the shares of common stock contained in the sections entitled “Description of Securities,” “Suitability Standards,” “Share Repurchase Program” and “Distributions” in the Prospectus included in the Company’s Registration Statement on Form N-2 (File No. 333-149374), filed with the Securities and Exchange Commission on February 25, 2008, (as amended from time to time, the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits

The following exhibits to this Registration Statement have been filed as exhibits to the Company’s Registration Statement on Form N-2 (File No. 333-149374) and are hereby incorporated herein by reference:

3.1	Articles of Amendment and Restatement (Incorporated by reference to Exhibit No. (a)(2) of the Company’s Registration Statement on Form N-2 filed on September 17, 2008 (Registration No. 333-149374)).

3.2	By-Laws (Incorporated by reference to Exhibit No. (b)(1) of the Company’s Registration Statement on Form N-2 filed on September 17, 2008 (Registration No. 333-149374)).

10.1	Distribution Reinvestment Plan (Incorporated by reference to Exhibit No. (e)(1) of the Company’s Registration Statement on Form N-2 filed on September 17, 2008 (Registration No. 333-149374)).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 18, 2008

FS INVESTMENT CORPORATION

By:	/s/ Michael C. Forman
Michael C. Forman
President and Chief Executive Officer